As filed with the Securities and Exchange Commission on September 2, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRSTCASH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-3920732
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102

(Address of principal executive offices) (Zip code)

(817) 335-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

R. Douglas Orr

Executive Vice President and Chief Financial Officer

1600 West 7th Street

Fort Worth, Texas 76102

(817) 335-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kyle Healy

Alston & Bird LLP

1201 West Peachtree Center

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2022

PROSPECTUS

FirstCash Holdings, Inc.

Up to 8,046,252 Shares of common stock

This prospectus relates to the resale from time to time of up to an aggregate of 8,046,252 shares of our common stock, par value $0.01 per share (our “common stock”), by AFF Services, Inc., a Delaware corporation (the “Selling Stockholder”). The shares of our common stock being offered by the Selling Stockholder were issued to the Selling Stockholder in connection with, and as partial consideration for, our acquisition of American First Finance Inc. (“AFF”) on December 17, 2021 (the “AFF Acquisition”). We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our common stock by the Selling Stockholder.

The Selling Stockholder may sell the shares of our common stock included in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell the shares in the section entitled “Plan of Distribution.” The Selling Stockholder will pay all underwriting discounts, brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares by the Selling Stockholder pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and resale of the shares included in this prospectus by the Selling Stockholder. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “FCFS”. On September 1, 2022, the closing price of our common stock on Nasdaq was $76.75 per share. Applicable rules of Nasdaq may limit our ability to declare dividends payable in kind absent stockholder approval.

Investing in our common stock involves risk. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2022 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement and any documents we incorporate by reference herein or therein, before deciding to invest in our common stock. See “Incorporation by Reference”.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Pursuant to this prospectus, the Selling Stockholder may sell, from time to time, up to 8,046,252 shares of our common stock described in this prospectus.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither this prospectus nor any accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the Selling Stockholder or any agent, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus: (i) the “Company,” “FirstCash,” “us,” “we” and “our” refer to FirstCash Holdings, Inc. and its consolidated subsidiaries; and (ii) “this prospectus” refers to this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of our common stock being offered hereby by the Selling Stockholder. This prospectus and any prospectus supplement are part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. Statements that we make in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about FirstCash or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read FirstCash’s SEC filings, including our annual, quarterly and current reports, proxy statements, this prospectus and other information, over the Internet at the SEC’s website at http://www.sec.gov. Our common stock is listed on the Nasdaq Global Select Market (Nasdaq: FCFS). General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, is available free of charge through our website at http://investors.firstcash.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other SEC filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than any portions of the respective filings that are furnished, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed) prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022;

•	our Definitive Proxy Statement on Schedule 14A for our 2022 Annual Meeting of Stockholders, filed with the SEC on April 29, 2022;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 2, 2022 and for the quarter ended June 30 2022, filed with the SEC on August 1, 2022;

•	our Current Reports on Form 8-K, filed with the SEC on June 17, 2022 and August 31, 2022;

•	a description of our capital stock, included as Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022.

You may request a copy of any or all of the information incorporated by reference into this prospectus (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

FirstCash Holdings, Inc.

1600 West 7th Street,

Fort Worth, TX 76102

(817) 335-1100

CERTAIN TRADEMARKS

We believe that we own or otherwise have rights to the trademarks, copyrights and service marks, including those mentioned in this prospectus, used in conjunction with the marketing and sale of our products and services. This prospectus includes trademarks, such as FirstCash, which are protected under applicable intellectual property laws and are our property and/or the property of our subsidiaries. This prospectus also contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements about the business, financial condition and prospects of FirstCash and its wholly owned subsidiaries. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein include or may include, without limitation, statements related to the Company’s expectations for its future performance and growth, the anticipated benefits of the AFF Acquisition, the anticipated impact of the transaction on the combined company’s business and future financial and operating results and the Company’s goals, plans and projections with respect to its operations, financial position and business strategy.

While the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein. Such factors may include, without limitation, risks related to the AFF Acquisition, including the failure of the transaction to deliver the estimated value and benefits expected by the Company, the incurrence of unexpected future costs, liabilities or obligations as a result of the transaction, the effect of the transaction on the ability of the Company to retain and hire personnel and maintain relationships with retail partners, consumers and others with whom the Company and AFF do business; the ability of the Company to successfully integrate AFF’s operations; the ability of the Company to successfully implement its plans, forecasts and other expectations with respect to AFF’s business; risks associated with the Consumer Financial Protection Bureau (the “CFPB”) lawsuit filed against the Company, the putative shareholder securities class action lawsuit filed against the Company, the California private lawsuits filed against the Company in which the plaintiffs are seeking class certification, and subpoenas seeking information from the Company received from state regulators from time to time, including the incurrence of meaningful expenses, reputational damage, monetary damages and other penalties; risks related to the regulatory environment in which the Company operates; general economic risks, including the contributory effects of the COVID-19 pandemic and governmental responses that have been, and may in the future be, imposed in response to the pandemic;

potential changes in consumer behavior and shopping patterns which could impact demand for the Company’s pawn loan, retail, lease-to-own and retail finance products; labor shortages and increased labor costs; inflation; a deterioration in the economic conditions in the United States and Latin America which potentially could have an impact on discretionary consumer spending; currency fluctuations, primarily involving the Mexican peso and those other risks discussed and described in Part I, Item IA, “Risk Factors” of our Annual Report on Form 10-K filed with the SEC on February 28, 2022, and other reports filed with the SEC. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this prospectus, prospectus supplement and the documents incorporated by reference herein or therein speak only as of the date of this prospectus, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

THE COMPANY

The Company is the leading operator of pawn stores in the U.S. and Latin America, and following the AFF Acquisition, is a leading provider of technology-driven, retail point-of-sale (“POS”) payment solutions focused on serving credit-constrained consumers.

With the AFF Acquisition, the Company now operates two business lines: pawn operations and retail POS payment solutions. Its business lines are organized into three reportable segments. The U.S. pawn segment consists of all pawn operations in the U.S. and the Latin America pawn segment consists of all pawn operations in Mexico, Guatemala, Colombia and El Salvador. The retail POS payment solutions segment consists of AFF operations in the U.S. and Puerto Rico.

The Company’s primary business line continues to be the operation of retail pawn stores, also known as “pawnshops,” which focus on serving cash and credit-constrained consumers. Pawn stores help customers meet small short-term cash needs by providing non-recourse pawn loans and buying merchandise directly from customers. Personal property, such as jewelry, electronics, tools, appliances, sporting goods and musical instruments, is pledged and held as collateral for the pawn loans over the typical 30-day term of the loan. Pawn stores also generate retail sales primarily from the merchandise acquired through collateral forfeitures and over-the-counter purchases from customers.

The Company’s retail POS payment solutions business line consists solely of the operations of AFF, which focuses on lease-to-own (“LTO”) products and facilitating other retail financing payment options across a large network of traditional and e-commerce merchant partners in all 50 states in the U.S., the District of Columbia and Puerto Rico. AFF’s retail partners provide consumer goods and services to their customers and use AFF’s LTO and retail finance solutions to facilitate payments on such transactions.

In connection with the completion of the AFF Acquisition, effective December 16, 2021, the Company completed a holding company reorganization creating a new holding company, FirstCash Holdings, Inc. In connection with the reorganization, FirstCash Holdings, Inc. succeeded FirstCash, Inc. as the public company trading on Nasdaq under the ticker symbol “FCFS” and each outstanding share of FirstCash, Inc. was converted into an equivalent corresponding share of common stock in FirstCash Holdings, Inc., having the same designations, rights, powers and preferences as the corresponding FirstCash, Inc. shares that were converted. FirstCash, Inc. now operates as a wholly-owned subsidiary of FirstCash Holdings, Inc.

The Company’s principal executive offices are located at 1600 West 7th Street, Fort Worth, Texas 76102, and its telephone number is (817) 335-1100. The Company’s primary website address is www.firstcash.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding to invest in shares of our common stock, you should carefully consider the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022 (which document is incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before deciding to invest in our common stock. See “Incorporation By Reference” and “Where You Can Find More Information.” See also the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” above. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment in our common stock.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Stockholder. We will not receive any of the proceeds from the sale of these shares. We will, however, pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the Selling Stockholder. The Selling Stockholder will pay all underwriting discounts, brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares by the Selling Stockholder pursuant to this prospectus.

SELLING STOCKHOLDER

On December 17, 2021, we issued 8,046,252 shares of our common stock to the Selling Stockholder in connection with, and as partial consideration for, the AFF Acquisition. We are registering the securities offered by this prospectus on behalf of the Selling Stockholder.

The Selling Stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock listed below that have been issued to them.

The table below sets forth the name of the Selling Stockholder and the number of shares of our common stock beneficially owned by the Selling Stockholder as of September 1, 2022.

The information set forth below is based on information provided by or on behalf of the Selling Stockholder prior to the date hereof. Information concerning the Selling Stockholder may change from time to time. The Selling Stockholder may from time to time offer and sell any or all of the securities under this prospectus. Because the Selling Stockholder is not obligated to sell the offered securities, we cannot state with certainty the amount of our common stock that the Selling Stockholder will hold upon consummation of any such sales. For purposes of this prospectus, “Selling Stockholder” includes the stockholder listed below and, pursuant to the Registration Rights Agreement (as defined below) any affiliate of the Selling Stockholder who later holds the shares of our common stock offered hereby.

For more information relating to our relationship with the Selling Stockholder, see “Certain Relationships and Related Party Transactions.”

	common stock
Name of Selling Stockholder	Number of shares beneficially owned and offered hereby	Percentage of shares beneficially owned hereby(2)	Number of shares owned after completion of the offering(3)	Percent of shares beneficially owned after completion of the offering
AFF Services, Inc.(1)	8,046,252	17.18%	0	—

(1)

The Douglas R. Rippel Revocable Trust holds all voting shares of common stock of AFF Services, Inc. and Mr. Douglas R. Rippel and Ms. Kimberly L. Rippel are the co-trustees of the Douglas R. Rippel Revocable Trust.

(2)	Calculated based on Rule 13d-3 under the Exchange Act, based on 46,821,585 shares outstanding as of September 1, 2022.
(3)	Assumes the sale of all shares of our common stock offered pursuant to this prospectus.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

AFF Acquisition

On December 17, 2021, we acquired AFF pursuant to that certain Business Combination Agreement, dated as of October 27, 2021 and as amended on December 6, 2021, by and among FirstCash, the Selling Stockholder, Douglas R. Rippel, AFF’s founder and executive chairman (“Rippel”) and the other parties thereto (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, we acquired all of the outstanding equity interests of AFF from the Selling Stockholder in exchange for a base purchase price consisting of the 8,046,252 shares of common stock being offered hereby and $406 million in cash, subject to certain adjustments including a net debt adjustment, and the right to receive a $25 million working capital payment payable at the end of 2022, and the right to receive up to an additional $300 million of consideration and $75 million of consideration, subject to the achievement by AFF of certain performance metrics and the performance of our common stock into the first quarter of 2023, respectively.

The foregoing description of the Business Combination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Business Combination Agreement and the first amendment thereto, which are filed herewith as Exhibits 2.1 and 2.2, and are incorporated herein by reference.

Board Designation

Pursuant to the Business Combination Agreement, Rippel was appointed to our board of directors effective on December 17, 2021 following the consummation of the AFF Acquisition. As a director, Rippel participates in the annual compensation package for non-employee directors in accordance with the Company’s non-employee director compensation program.

Registration Rights Agreement

On December 17, 2021, we entered into a Registration Rights Agreement with the Selling Stockholder and Rippel (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we have agreed to provide the Selling Stockholder certain registration rights with respect to the 8,046,252 shares of our common stock issued to the Selling Stockholder in connection with the AFF Acquisition. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations and rights of the Selling Stockholder to request underwritten offerings of the shares being offered hereby.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering the resale of 8,046,252 shares of our common stock by the Selling Stockholder. We will not receive any of the proceeds from the offering by the Selling Stockholder of our common stock. We will bear the fees and expenses incurred by us in connection with our obligation to register the shares of our common stock covered by this prospectus. If the shares of our common stock covered by this prospectus are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts, brokerage fees, selling commissions and similar expenses or stock transfer taxes, as applicable.

The shares of our common stock covered by this prospectus may be offered and sold by the Selling Stockholder from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices, as well as the timing, manner and size of each sale, will be determined by the Selling Stockholder or by agreement between the Selling Stockholder and underwriters, brokers or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act;

•	in a block trade in which a broker-dealer will attempt to sell a block of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the settlement of short sales, in each case subject to compliance with the Securities Act and other applicable securities laws;

•

through one or more underwritten offerings on a firm commitment or best efforts basis, including purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of our common stock for whom they may act as agent;

•

the pledge of our common stock for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of our common stock, and in the case of any collateral call or default on such loan or obligation, pledges or sales of our common stock by such pledgee or secured parties;

•	through an in-kind distribution by the Selling Stockholder to its shareholders (or their respective beneficiaries) or creditors;

•	an exchange distribution in accordance with the rules of the applicable exchange, if any;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of shares of our common stock at a stipulated price per security;

•	directly to one or more purchasers; or

•	in any combination of the above or by any other legally available means.

The Selling Stockholder may enter into sale, forward and derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle such third-party sales or to close out any related open borrowings of shares of our common stock.

The Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities or short and deliver the securities to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The Selling Stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the securities so loaned or pledged pursuant to this prospectus. The Selling Stockholder also may transfer, donate and pledge offered securities, in which case the transferees, donees, pledgees or other successors in interest may be deemed Selling Stockholder for purposes of this transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the Selling Stockholder. The Selling Stockholder may decide to sell all or a portion of the shares of our common stock offered by it pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the Selling Stockholder may transfer sell, transfer or devise the securities by other means not described in this prospectus. Any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act (“Rule 144”) may be sold in accordance with Rule 144 rather than pursuant to this prospectus.

Underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock covered by this prospectus are deemed to be “underwriters” within the meaning of the Securities Act. Selling Stockholders, including those who are affiliates of registered broker-dealers, may be deemed to be underwriters within the meaning of the Securities Act. Profits on the sale of securities by Selling Stockholder, and any commission received by any other underwriter, broker-dealer or agent, may be deemed to be underwriting commissions under the Securities Act. Selling Stockholders that are deemed to be underwriters are subject to statutory liabilities, including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The Selling Stockholder and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the Selling Stockholder and any other relevant person of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholder, the respective purchase prices and public offering prices, any specific plan of distribution, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We will make copies of this prospectus, and any applicable prospectus supplement, available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of some states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify in certain circumstances the Selling Stockholder against certain liabilities under the Securities Act. The Selling Stockholder have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Stockholder may indemnify any underwriter that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

The common stock of FirstCash Holdings, Inc. is listed on Nasdaq under the symbol “FCFS”. On September 1, 2022, the closing price of our common stock as reported on Nasdaq was $76.75 per share.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of FirstCash Holdings, Inc. as of December 31, 2021 and 2020 and for the three years in the period ended December 31, 2021, incorporated by reference in this prospectus and the effectiveness of FirstCash Holdings Inc.’s internal control over financial reporting have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of American First Finance Inc. and Subsidiary as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of RSM US LLP, independent auditors, given on the authority of that firm as experts in auditing and accounting.

8,046,252 Shares of common stock

FirstCash Holdings, Inc.

PROSPECTUS

The date of this prospectus is                 , 2022.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby. None of the expenses listed below are to be borne by the Selling Stockholder named in the prospectus that forms a part of this registration statement. All amounts are estimates, except for the SEC registration fee:

SEC registration fee	$57,627
Printing fees and expenses*	10,000
Accounting fees and expenses*	25,000
Legal fees and expenses*	50,000
Miscellaneous fees and expenses*	5,000
Total*	147,627

*	Except for the SEC registration fee, estimated solely for the purposes of this Item 14. Actual expenses may vary.

Item 15. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation provides that our directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breach of their fiduciary duties. However, nothing contained in such provision will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification of the officers and directors to the fullest extent permitted by applicable law.

In addition, we have entered into agreements to indemnify our directors and executive officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify in certain circumstances the Selling Stockholder against certain liabilities under the Securities Act. The Selling Stockholder have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Stockholder may indemnify any underwriter that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act is permitted to our directors and officers pursuant to the above-described provisions, we understand that the SEC is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

Item 16. Exhibits.

Exhibit Number	Description

1.1[y]	Form of Underwriting Agreement.

2.1	Business Combination Agreement, dated October 27, 2021, by and among FirstCash Holdings, Inc., Atlantis Merger Sub, Inc., FirstCash, Inc., AFF Services, Inc., American First Finance Inc., Douglas R. Rippel Revocable Trust, 2013 Douglas R. Rippel Irrevocable Trust, and Douglas R. Rippel (filed as Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-10960), filed with the SEC on November 1, 2021 and incorporated herein by this reference).

2.2	First Amendment to the Business Combination Agreement, dated December 6, 2021, by and among FirstCash Holdings, Inc., Atlantis Merger Sub, Inc., FirstCash, Inc., AFF Services, Inc., American First Finance Inc., Douglas R. Rippel Revocable Trust, 2013 Douglas R. Rippel Irrevocable Trust, and Douglas R. Rippel (filed as Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-10960), filed with the SEC on December 7, 2021 and incorporated herein by this reference).

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of FirstCash Holdings, Inc. (filed as Exhibit 3.1 of the Company’s Current Report on Form 8-K12B (File No. 001-10960), filed with the SEC on December 16, 2021 and incorporated herein by this reference).

3.2	Amended and Restated By-Laws of FirstCash Holdings, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K12B (File No. 001-10960), filed with the SEC on December 16, 2021 and incorporated herein by this reference).

5.1*	Opinion of Alston & Bird LLP

10.1	Registration Rights Agreement, dated as of December 17, 2021, by and between FirstCash Holdings, Inc., Doug Rippel, AFF Services, Inc. and the entities set forth on the signature pages thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 17, 2021 and incorporated herein by this reference).

23.1*	Consent of RSM US LLP, Independent Registered Public Accounting Firm for the Company.

23.2*	Consent of RSM US LLP, Independent Auditor for AFF.

23.3*	Consent of Alston & Bird LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in signature pages).

99.1	Audited consolidated financial statements of AFF as of and for the years ended December 31, 2020 and 2019, together with the notes thereto and the independent auditor’s report thereon (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2021 and incorporated herein by this reference).

99.2	Unaudited consolidated financial statements of AFF as of and for the nine months ended September 30, 2021 and 2020, together with the notes thereto (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2021 and incorporated herein by this reference).

99.3*	Unaudited Pro Forma Condensed Combined Financial Information.

107*	Calculation of Registration Fee.

y	To be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.
*	Indicates documents filed herewith.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRSTCASH HOLDINGS, INC

	By:	/s/ Rick L. Wessel
Rick L. Wessel
Chief Executive Officer
Dated: September 2, 2022

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rick L. Wessel and R. Douglas Orr and each of them his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments (including registration statements pursuant to Rule 462(b)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rick L. Wessel Rick L. Wessel	Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2022

/s/ R. Douglas Orr R. Douglas Orr	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 2, 2022

/s/ Daniel R. Feehan Daniel R. Feehan	Chairman of the Board of Directors	September 2, 2022

/s/ Daniel E. Berce Daniel E. Berce	Director	September 2, 2022

/s/ Mikel D. Faulkner Mikel D. Faulkner	Director	September 2, 2022

/s/ Paula K. Garrett Paula K. Garrett	Director	September 2, 2022

/s/ James H. Graves James H. Graves	Director	September 2, 2022

/s/ Randel G, Owen Randel G, Owen	Director	September 2, 2022

/s/ Douglas R. Rippel Douglas R. Rippel	Director	September 2, 2022

/s/ Marthea Davis Marthea Davis	Director	September 2, 2022